Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 10th day of August, 2017, between 40|86 Advisors, Inc. (the “Company”) and Eric R. Johnson (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of September 30, 2016 (the “Agreement”).

B.The Company and Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.	The first two sentences of Section 10(c) of the Agreement are hereby amended in their entirety to read as follows:

Executive’s employment may be terminated in a Control Termination. A “Control Termination” shall mean any termination by the Company (or its successor), of Executive’s employment for any reason, or by Executive With Reason as so defined, within six months in anticipation of or within two years following a Change in Control.

All other provisions of Section 10(c) of the Agreement shall remain unchanged.

2.	The first sentence of Section 11(d) of the Agreement is hereby amended in its entirety to read as follows:

In the event that Executive is terminated by the Company (or its successor) in a Control Termination as so defined, or if Executive terminates his employment With Reason in a Control Termination, then the Company shall pay Executive within 30 days of the Termination Date the Accrued Amounts.

All other provisions of Section 11(d) of the Agreement shall remain unchanged.

All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

40|86 ADVISORS, INC.

By:	/s/ Karl W. Kindig
Karl W. Kindig
Assistant Secretary

/s/ Eric R. Johnson
Eric R. Johnson

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